EXHIBIT 99.1

Lixte Biotechnology Holdings, Inc. Announces Closing of Public Offering and Uplisting to Nasdaq

East Setauket, NY – December 1, 2020 (GLOBE NEWSWIRE) – Lixte Biotechnology Holdings, Inc. (“Lixte” or the “Company”) (Nasdaq: Common stock – LIXT; Warrants – LIXTW), a drug discovery company that uses biomarker technology to identify enzyme targets associated with cancer and other serious common diseases and then designs novel compounds to attack those targets, today announced that it closed a public offering of 1,200,000 units of securities at an offering price of $4.75 per unit for total gross proceeds of $5.7 million, before deducting underwriting discounts and commissions and other estimated offering expenses and before any exercise of the underwriters’ overallotment option. Each unit consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $5.70 per share. In addition, Lixte has granted the underwriters a 45-day option to purchase up to 180,000 additional shares of the Company’s common stock and/or up to 180,000 additional warrants to purchase shares of the Company’s common stock, or any combination thereof, to cover overallotments, if any.

The shares and warrants were immediately separable, were issued separately, and began trading on The Nasdaq Capital Market on Wednesday, November 25, 2020, under the symbols “LIXT” and “LIXTW”, respectively.

WestPark Capital, Inc. and WallachBeth Capital, LLC acted as the joint book-running managers for the offering. TroyGould PC acted as the Company’s legal counsel and Sheppard, Mullin, Richter & Hampton, LLP acted as legal counsel for the joint book-running managers.

About Lixte Biotechnology Holdings, Inc.

Lixte Biotechnology Holdings, Inc. is a drug discovery company that uses biomarker technology to identify enzyme targets associated with cancer and other serious common diseases and then designs novel compounds to attack those targets. Lixte’s product pipeline is primarily focused on inhibitors of protein phosphatases, used alone and in combination with cytotoxic agents and/or x-ray and immune checkpoint. The Company believes the phosphatase inhibitors have broad therapeutic potential not only for cancer but also for other debilitating and life-threatening diseases. Additional information about Lixte Biotechnology Holdings, Inc. is available at www.lixte.com.

This offering is being made pursuant to an effective registration statement on Form S-1 (No. 333-248588) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on November 24, 2020. A final prospectus describing the terms of the proposed offering was filed with the SEC and may be obtained via the SEC’s website at www.sec.gov or from: WestPark Capital, Inc. - Attention: Jason Stern, 1900 Avenue of the Stars, 3rd Floor, Los Angeles, CA 90077 or by Email: syndicate@wpcapital.com, or by telephone at (310) 203-2919.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Lixte Contact:

info@lixte.com

(631) 830-7092